Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268960

PROSPECTUS SUPPLEMENT

(to Prospectus Dated January 3, 2023)

6,250,000 Shares of Common Stock

NextNRG, Inc.

We are offering 6,250,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement, the accompanying base prospectus, and two loan agreements, addendums to the loan agreements and pledge and security agreements between us and two investors who are party thereto.

The shares of common stock are being offered directly to the investors without a placement agent or underwriter. We are not paying placement agent fees or underwriting discounts in connection with the offering.

We will not receive any cash proceeds from the issuance and sale of common stock being offered in this offering.

On June 27, 2025, we entered into two loan agreements, under which we received two loans, each in the amount of $1,500,000 for a term of two years, and an addendum to each of the loan agreements, with two accredited investors. Reference to the loan agreements in this prospectus supplement is to the loan agreements as amended by the addendums to the loan agreements. On the same date we also entered into two pledge and security agreements with the same accredited investors. Pursuant to the loan agreements we have agreed to pay the full interest due under the loan agreement in the form of shares of common stock on the execution date of the loan agreements. The aggregate interest payment on the loans is $1,350,000 and the aggregate number of shares of common stock that we are offering to the investors as payment for such interest, at a price of $3.00 per share, is 450,000 shares.

In addition, under the addendums to the loan agreements and the pledge and security agreements we agreed to pledge an aggregate amount of 5,800,000 shares of common stock, such that if we default on the loan agreements, we will issue an aggregate amount of 5,800,000 shares of common stock to the investors. Each of the investors will then sell the number of shares needed to be sold in order to cover the outstanding amount of its loan, and will transfer to the Company, for no payment from the Company, all the remaining shares that were not sold by it. If we default on only one loan agreement, only the relevant investor will be entitled to the pledged shares, and in such case we will issue to such investor 2,900,000 shares of common stock.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “NXXT.” On June 26, 2025, the last reported sale price of our common stock was $2.69 per share.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, our Chief Executive Officer and Executive Chairman, is the holder and beneficial owner of approximately 62.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements.  See “Risk Factors — The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the 450,000 shares of common stock is expected to be made on or about June 30, 2025, with delivery of up to 5,800,000 shares of common stock to be made if we default on the loans, Immediately after such default.

The date of this prospectus supplement is June 30, 2025

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to the offering of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On December 22, 2022, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-268960), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on January 3, 2023. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated January 3, 2023, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “NextNRG,” “Next”, the “Company,” “we,” “us,” “our” or similar references to refer to NextNRG, Inc. and our subsidiaries.

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SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

NextNRG: Powering What’s Next

NextNRG is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its utility operating system, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

What is a microgrid?

In simple terms, a microgrid is a small-scale power grid that can operate independently or collaboratively with other power grids. NextNRG’s technology is designed to mitigate risk of utilizing renewable energy, while maximizing energy output efficiencies. NextNRG believes that its smart microgrid technology will serve as an effective platform for integrating distributed energy resources (“DERs”) and achieving optimal performance in reduced costs and emissions while bolstering the resilience of a city, a building, or rural communities’ electrification systems. Additionally, they achieve cost savings through peak shaving and selling excess power to off-takers.

The microgrid, solar, and EV Charging markets in the U.S. have been growing steadily with the presence of key players engaged in research and development to increase efficiency and decrease the cost of the components. NextNRG believes the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on Commercial & Industrial properties. It is expected that an additional $98 billion of investment will be required to meet the country’s 2030 sustainability goals. Renewable energy microgrids have proven an effective tool to help customers, expand electrical grid capabilities, gain access to electricity where it is not easily accessible, respond to, and prepare for, natural disasters, and bring down electricity costs. Additionally, renewable energy microgrids are a viable solution for countries who would like to scale their renewable energy production and lessen their dependence on foreign oil supply. Finally, we believe it is necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments.

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Utility Scale Smart Microgrid:

Additionally, NextNRG plans to offer its proprietary AI/ML powered smart microgrid technology to utilities and other energy producers/distributors through SaaS agreements. Next believes these customers will benefit from the Smart Microgrid technologies’ ability to:

●	Provide real time data processing to improve overall efficiency and cost structure;
●	Continuously optimize the system based on operational data;
●	Learn optimal scheduling and dispatch of energy generation and storage;
●	Predict changes in renewable energy source output and demand;
●	Integrate renewable energy while maintaining reliability;
●	Autonomously identify and addresses technical issues;
●	Enhance resilience and lower electricity costs;

NextNRG Smart Microgrid:

NextNRG believes that through strategic deployments it should be able to build and operate solar energy systems coupled with its smart microgrid technology (“NextNRG Smart Microgrids”), on commercial properties, schools, hospitals, nursing homes, parking garages, large rural tracts of land, recreational facilities, tribal land, and federal, state, county, and municipal properties. The NextNRG Smart Microgrids will help customers gain access to electricity where not otherwise available, reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout their asset lifecycles. NextNRG Smart Microgrid’s revenue generation will primarily come from power purchase agreements (PPAs) with the diverse range of aforementioned offtakers.

Wireless EV Charging:

Finally, in appropriate client locations, NextNRG anticipates deploying its wireless EV charging technology, once that product is ready for deployment. NextNRG believes that its wireless charging technology solves problems such as:

●	The lack of charging infrastructure: Even when home-charging is taken into account, to properly match forecasted sales demand, the United States will need to see the number of EV chargers quadruple between 2022 and 2025, and grow more than eight-fold by 2030, according to S&P Global Mobility forecasts
●	Range Anxiety. A fully charged vehicle can provide between 200-400 miles which causes worry, especially for long drives. With dynamic wireless EV charging, cars can charge on the road and maintain optimal charge levels.
●	Ease of Use. Plugging-in can be easily forgotten. Our planned system will automatically connect the vehicle and account to the charger, streamlining the charging process and making it incredibly user-friendly.
●	Safety. Tripping over a cable can not only cause physical injury but also damage the device and disrupt the charging process. To prevent this we plan that our patented technology can deliver a secure connection between the vehicle and charging station, providing peace of mind during the charging process.
●	Theft/Vandalism of cables. The theft of copper from power lines can cause power outages and electrical fires, and with our innovative design your EV charging experience can be worry-free from theft and vandalism.
●	Weather. No longer need to get out of your vehicle and face uncomfortable weather conditions to charge your car.

NextNRG’s prospective solutions are supported by seven patented technologies developed by Florida International University, exclusive licenses to which NextNRG acquired through the purchase of Stat-EI Inc. These technologies were tested on the largest smart grid dataset in the world. The patents target the support of two different renewable energy industry sectors - smart microgrids/Virtual power plants (“VPP”), and wireless power transfer (“WPT”) technology, created to wirelessly charge EVs. The licenses purchased from SEI are exclusive and worldwide.

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In an era where the demand for reliable, sustainable energy is rapidly growing, traditional power grids face challenges that necessitate innovative solutions. AI/ML based smart Microgrids, which operate as smaller versions of the main power grid, provide a resilient and flexible approach to energy management and distribution. With the proper technology, microgrids can operate autonomously during grid failures and seamlessly integrate renewable energy sources, making them indispensable in today’s energy landscape. We believe that NextNRG is at the forefront of this revolution, offering cutting-edge AI/ML based smart microgrid technology that enhances grid resiliency, optimizes energy use, and reduces costs. These systems are designed to meet the challenges of fluctuating energy demands and supply, ensuring consistent and efficient power delivery across various sectors.

The Core Components of NextNRG’s technology:

●	Microgrid Controller - The Microgrid Controller is the brain of the smart microgrid, using AI/ML it seamlessly manages and integrates various energy resources. It ensures optimal performance by coordinating energy generation, storage, and distribution in real-time.
●	Predictive Analytics (RenCast) - RenCast uses advanced AI and machine learning algorithms to predict renewable energy generation with high accuracy. By analyzing weather patterns and energy usage data, it enables efficient energy management and maximizes the use of renewable resources.
●	Battery State of Charge (SoC) Management - SoC Management uses AI/ML to ensure that battery systems within the microgrid maintain optimal charge levels, extending battery life and guaranteeing energy availability during peak demand or power outages. It plays a critical role in the grid’s reliability and sustainability.
●	PEACE Controller - The PEACE Controller provides a mobile source of renewable power during emergencies and grid outages using AI/ML. It ensures continuous power supply to critical applications by integrating PV systems, energy storage, and the main grid, enhancing overall energy security and resiliency.
●	HOPES Controller - The HOPES Controller facilitates the integration and management of renewable energy sources across the grid, enabling virtual power plant applications. Using AI/ML it improves grid resiliency by allowing for dynamic energy transfer and wide-area aggregation of renewable energy.

The main drivers of the renewable energy industry can be summarized in the following points:

●	Increased global need for energy;
●	Decreasing costs of renewable energy plants;
●	Regulations aiming to decrease pollution from fossil fuel;
●	Political will to use clean and sustainable energy sources; and
●	Incentives and subsidies.

Next Owned Smart Microgrid:

NextNRG believes that through strategic deployments it should be able to build and operate solar energy systems coupled with its AI/ML based smart microgrid technology (“NextNRG Smart Microgrids”), on commercial properties, schools, hospitals, nursing homes, parking garages, large rural tracts of land, recreational facilities, tribal land, and federal, state, county, and municipal properties. The NextNRG Smart Microgrids will help customers gain access to electricity where not otherwise available, reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout their asset lifecycles. NextNRG expects its primary product offering will be entering into leases or easements with building or landowners and power purchase agreements to sell the power generated by the solar energy system to those landowners, or various commercial, utility, municipal and community solar off-takers. Additionally, NextNRG plans to offer its proprietary AI/ML powered smart microgrid technology to utilities and other energy producers/distributors through SaaS agreements.

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The primary challenge that the renewable sources market faces is the uncertainty around energy generation. This problem leads to system supply/demand imbalances that can interrupt power and increase costs. NextNRG’s Artificial Intelligence/Machine Learning (“AI/ML”) based patented technologies can:

●	Provide real time data processing to improve overall efficiency and cost structure;
●	Continuously optimize the system based on operational data;
●	Learn optimal scheduling and dispatch of energy generation and storage;
●	Predict changes in renewable energy source output and demand;
●	Integrate renewable energy while maintaining reliability;
●	Autonomously identify and address technical issues;
●	Enhance resilience and lower electricity costs;

The second challenge is the cost of building renewable energy microgrids. To address this challenge, NextNRG hopes to capitalize on government incentives currently available for the deployment of renewable energy solutions. NextNRG believes its offerings will provide multiple advantages to future customers relative to the status quo, such as:

●	Lower electricity bills: By implementing our technology, our customers will be able to lower their cost of electricity. Solely deploying our smart microgrid technologies can generate up to 10% savings for customers.
●	Increased accessibility of clean electricity: Through deployment of microgrid and solar solutions NextNRG believes it should be able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.
●	Supporting clean energy ecosystem: Demand for clean sources of electricity is anticipated to continue to increase. NextNRG plans to support future customers in their continued transition to the clean energy ecosystem through its microgrid, solar and battery storage systems as well as wireless EV charging stations. It expects that its expansion of product offerings will allow it to support even more customers in this transition.

NextNRG is the owner of exclusive licenses to four patented technologies which cover the development and commercialization of AI/ML based smart microgrids and virtual power plants (“VPP”). The algorithms used to secure the patents were developed with the support and research of Federal agencies and have been tested and proven on the infrastructure of the largest renewable energy company in the world. Certain of the above technologies are currently deployed by a large utility for approximately six million of its customers. The combined technologies are referred to as the NextNRG Smart Microgrid and potential products based on these technologies are explained in more detail below.

Smart Microgrid Controller (US Patent No. 10326280)

●	The Microgrid Controller is a pivotal component within the smart microgrid ecosystem, serving as the orchestrator of energy resources. It efficiently manages the integration and coordination of various power sources, including solar panels, and battery storage systems. By continuously monitoring energy production and consumption, the controller ensures optimal performance and reliability of the microgrid. It dynamically balances supply and demand, adjusting energy flows in real-time to maintain stability and prevent outages. This intelligent management enables seamless transitions between grid-connected and island modes, ensuring uninterrupted power supply during grid failures.
●	The Smart Microgrid Controller uniquely addresses customer needs to optimize renewable energy use. As smaller versions of main energy grids, microgrids can operate in grid-connected and “island” mode as needed. For example, when severe weather affects the energy grid, a microgrid can operate autonomously using its local energy sources to power buildings or facilities. It connects and disconnects from the grid through a grid-forming inverter, which performs black-starts to independently restart the grid. Using the Smart Microgrid Controller ensures that the customer is always using its best and most reliable source of energy.

The RenCast Predictor (US Patent No. 11022720)

●	RenCast is a AI/ML based tool designed to enhance the efficiency and reliability of renewable energy generation within the smart microgrid. By leveraging cutting-edge artificial intelligence and machine learning algorithms, RenCast accurately forecasts the amount of energy that will be produced from renewable sources such as solar and wind. This predictive capability allows the microgrid to forecast and manage energy supply effectively, ensuring that energy storage and distribution are optimized. By analyzing real-time data from weather stations, historical energy usage, and sensor inputs, RenCast minimizes uncertainties and maximizes the utilization of renewable energy.

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●	The RenCast Predictor’s renewable energy generation forecast includes a 5-minute, 15-minute, 1-hour, or 7-day prediction with up to 93% accuracy. The system includes weather sensors and imaging cameras. Weather parameters include wind speed, wind direction, ambient temperature, precipitation, atmosphere turbidity, and translucency. The forecaster receives this data from a geo-satellite feed, estimates the cloud cover, and derives the cloud shading profile. The processor receives and uses aggregation data to forecast renewable energy generation.
●	The RenCast Predictor uses the web service API to implement photovoltaic (“PV”)-generation forecasts into the algorithms (e.g., economic dispatch), enabling customers to accurately plan and manage renewable energy generation.

The Battery State of Charge (“SOC”) System (US Patent No. 10969436)

Battery storage is vital. It supports integrating and expanding renewable energy sources, such as solar power, while reducing reliance on fossil fuels. Storing excess energy generated during periods of high renewable generation (sunny or windy) helps mitigate the reliability issues associated with renewable power sources. This equipment can dramatically improve electrification in rural areas, on tribal lands, and in low-income communities in-need of clean, reliable power. Battery energy storage systems provide a versatile and scalable solution for energy storage and power management, load management, backup power, and improved power quality.

●	The Battery SOC provides AI/ML systems to forecast SOC of the systems’ lithium-ion batteries.
●	The system uses a multi-step forecasting process and experimentally obtained decreasing C-rate datasets and with ML to forecast the system batteries’ SOC. The multi-step approach combines at least one univariate technique with ML techniques to forecast first C-rate, voltage, current, and SOC percentage to the ML model and forecast the battery’s SOC using an optimizer and ML model. The parameters from a second C-rate are collected by the battery analyzer and can be stored on the machine-readable medium to train the ML model(s) before forecasting. The forecasted battery SOC can be displayed in operable communication with the processor, the machine-readable medium, and the battery analyzer. This enables the customer to always be informed on the stored energy and health of each battery in the system.

The Portable Emergency AC Energy (“PEACE”) Controller (US Patent No. 10958211)

●	The Peace Controller is a smaller version of the smart microgrid that uses the same AI/ML technologies to provide a mobile source of renewable power in the case of local energy interruption. The controller’s short-term goal is to provide uninterrupted clean energy to consumers during and after natural disasters to power emergency appliances, and for daily use to reduce the energy costs. Long-term the controllers can be scaled up as medium-to-large scale power hubs to provide grid services and network resilience.
●	During power outages the PEACE supplier serves as a mobile power source for users with PV and/or energy storage systems. PEACE can also provide power when users do not have sufficient solar energy for their needs. The supplier includes an inverter to create seamless three-way connection between a PV cell or system, an energy storage unit, and the power grid. Additionally, PEACE includes a web application that displays the location, battery SOC, power generation, local weather systems, and charts.

The RenCast Predictor, the Smart Microgrid Controller, Battery SOC, and PEACE Controller can be combined to turn a renewable energy microgrid into a “smart” system that uses AI/ML to increase the system’s efficiencies by up to 10%. Next’s smart microgrid solution aggregates accurate estimates of future energy generation and SOC and programs the Smart Microgrid Controller to optimize the energy use based on the customer’s needs.

HOPES Controller (“VPP”)

●	The HOPES controller is still under development.
●	The HOPES controller will allow microgrids in different locations to communicate and control to facilitate VPP applications and provide a VPP concept for grid-connected renewable energy sources.
●	The software component will include predictive and prescriptive computation models to address and mitigate the concerns facing high-penetration scenarios into the grid. The controller allows consumers to integrate novel computational tools for state-of-the-art renewable energy generation forecasting, wide-area aggregation, optimize dynamic renewable hosting capacity, intelligently synchronize devices, and dispatch on-demand. The HOPES Controller will integrate and manage small-to-large-scale renewable energy solutions across smart grids. Additionally it will integrate renewable energies to the grid. The HOPES controller connects individual plants to build a VPP that transfers energy between locations connected through transmission lines based on availability and demand to improve the overall system resiliency.

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The HOPES Controller will be able to:

●	Conduct short-term forecasting of the power generated by the renewable energy power plant.
●	Execute a dispatch for bulk energy transfer using a hybrid energy storage module to minimize renewable energy curtailment and increase the renewable energy hosting capacity.
●	Predict renewable energy generation intermittencies with wide-area aggregation using a wavelet theory-based transformation model and cooperative game theoretic modeling.
●	Conduct predictive smart load control to effectively use renewable energy and hybrid energy modules to address critical and deferrable loads and minimize system instabilities.
●	Support functionalities for energy pricing and economics of the grid-connected renewable energy to ensure feasibility of intelligence and visibility of renewable energy.
●	Work with utility-level applications like distributed energy resource management systems and advanced distribution management systems to optimize existing renewable energy power plants.

The NextNRG Smart Microgrid is designed to maintain grid stability and enhance operational efficiency through advanced monitoring and control systems. By integrating grid forming inverters and multi-level controllers, the microgrid dynamically adjusts to fluctuations in energy demand and supply. These components work together to ensure a consistent and reliable power supply, reducing the risk of outages and improving overall energy efficiency. The system’s real-time monitoring capabilities provide utility operators with valuable insights into grid performance, enabling informed decision-making and proactive management.

The first deployment of the NextNRG Smart Microgrid is expected to be in Bryceville, Florida.

Other prospective projects will be built on tribal land in the United States. NextNRG currently is working on a deployment on tribal land in the State of Louisiana. The reason NextNRG is targeting tribal land is because, in 2022, the U.S. Energy Department’s Office of Indian Energy issued a report citing that nearly 17,000 tribal homes were without electricity, with most being in southwestern states and in Alaska. Assistant Secretary for Indian Affairs Mr. Bryan Newland testified before Congress that 1 in 5 homes on the Navajo Nation and more than one-third of homes on the neighboring Hopi reservation are without electricity. Our goal is to work with the Native American Tribes to reduce this number to zero.

NextNRG is in preliminary discussions with seven Native American Tribes to deploy 5 mWh Smart Microgrids on their properties. In total, NextNRG has nearly approx. $750 Million in planned smart microgrid deployments, all of these projects are in different phases of the project timeline. The projects vary from municipal property to Tribal land, to commercial facilities (healthcare, office space, multifamily, and amusement parks).

Other planned deployments are in underserved communities located in the City of Newton, Texas and the City of Havana Florida. NextNRG has filed grant applications with the DOE for those deployments.

NextNRG also hopes to utilize its AI/ML Smart Microgrid systems to convert shuttered coal-fired power plants into solar energy producing facilities.

NextNRG believes, that utility companies; microgrid companies; and renewable energy generation companies will all be able to capitalize on the advantages of the NextNRG smart microgrid technology and therefore NextNRG plans to offer its technology to these companies under a SaaS model.

At each location where the NextNRG Smart Microgrid is deployed, NextNRG plans to evaluate the possibility of deploying NextNRG’s wireless EV charging solutions. These solutions are explained in more detail below.

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Wireless EV charging uses resonant electromagnetic induction to transmit a current, this process is also known as “inductive charging” or “wireless power transfer” (“WPT”). Wireless charging utilizes a charging pad installed in the ground and a similar pad installed on the bottom of a car, when the pads align, charging automatically begins.

Wireless EV charging offers several benefits:

●	By definition, the number one benefit of wireless EV charging is that there are no wires. EV owners do not need to carry heavy charging cables or plug their cars in at every charging station, alleviating range anxiety.
●	EV charging cables can become damaged over time, particularly in extreme heat and cold areas, which can be hazardous to the vehicle and its owner. No wires mean less risk, and replacing cables is expensive, too.
●	Wireless charging is simply more convenient, even when only available as static charging – and if and when dynamic charging becomes a reality, it will be extremely convenient as well.
●	Wireless charging is more efficient than a traditional plug in charger.

Wireless Charging Parking Bumper (US Patent No. 10836269B2)

NextNRG’s primary patent covers an electric vehicle charging station, designed as a bumper which ensures proper alignment between the vehicle’s battery charger and the charger pad in the charging station.

●	Integrated sensors detect the vehicle’s position as it parks.
●	A built-in radio frequency receiver identifies the vehicle through a unique code.
●	Once the system verifies payment with a server, an internal processor activates wireless, inductive charging.
●	The entire setup offers a seamless integration of sleek design, precise vehicle detection, and secure payment verification for efficient charging.
●	NextNRG’s parking bumper patent is the integration of a networked wireless charging bumper with a contactless payment system, and advanced communication protocols and encryption methods.

NextNRG believes its parking bumper patent is the key to commercializing wireless EV charging, the automated verification and payment system is expected to be the most seamless way to start a charge.

NextNRG also holds the exclusive license for three patents in the WPT space - two for the static transfer of energy and one for the dynamic transfer of energy. The licensed WPT solutions are based on a unique analog architecture. The static solution also provides a bi-direction (grid to vehicle and vehicle to grid) power transfer which allows a charged EV to serve as a reserve generator for the home in case of power failure.

Bidirectional Wireless Power Transfer (US Patent No. 10637294B2)

This patent describes a system capable of wirelessly transferring power in both directions. This technology is designed for efficient and safe power exchange, which could be particularly useful in scenarios where power needs to be sent back to the grid during peak demand, and/or power outages.

Advancements in Inductive Power Transfer (US Patent No. 9919610B1)

This patent focuses on enhancing the capabilities of wireless power transfer systems. The improvements include increasing the efficiency of power transfer, extending the longevity of the system and broadening its applicability across various contexts.

Wireless EV Charging Station for Static and Dynamic Charging (US Patent No. 9731614B1)

This patent details a wireless charging station specifically designed for EVs. It has the capability to charge EVs both when they are stationary (static) and while they are in motion (dynamic). The dynamic charging allows for continuous charging, potentially revolutionizing the way EVs maintain battery levels.

To date, NextNRG’s static and dynamic solutions have been designed and prototypes are being tested at 25 kwh of output in a laboratory environment at FIU, with plans to expand the output capacity to 1mwh and above. NextNRG expects for this static WPT solution to automate EV charging such that drivers do not need to do anything to charge. There are no cables inside or outside of the car. NextNRG’s static and dynamic solutions are not expected to be affected by rain, snow, ice, dust, or dirt. They will be a clean and safe way to charge EVs.

S-8

NextNRG expect that its static WPT systems will be bidirectional, this means that they will support connecting grid-to-vehicle (“G2V”) and vehicle-to-grid (“V2G”). NextNRG is unaware of any other WPT system which has V2G capabilities. For homeowners who want to deploy solar and microgrid solutions at their home, with our WPT system we expect for those homeowners to be able to utilize their car as a battery storage system. Additionally, in emergency outage situations homeowners with our WPT system will be able to maintain power by using our V2G capabilities.

Additionally, through an integration with our the Smart Microgrid deployments, NextNRG plans for its WPT systems to be able to integrate with the grid to help create a resilient network to handle disaster conditions. For example, during a hurricane in areas with power outages, EVs with V2G capability would be able to power hospitals, homes, and other critical infrastructure to create a reliable, longer lasting energy source.

NextNRG expects for its dynamic WPT solution to be implemented on highways and public roads so it can provide essentially unlimited range for EVs without plugging-in or stopping for recharging. These solutions will revolutionize the future of transportation systems. NextNRG is working with FIU to deploy the dynamic WPT solution as a pilot for use on their campus and demonstrate its capabilities.

NextNRG believes that it is positioning itself to be the only wireless EV charging company to able to offer a combination of: (i) wireless charging outputs from 25kwh to over 1mwh; (ii) bi-directional wireless charging; and (iii) both static and dynamic wireless EV charging.

The microgrid, solar, and EV Charging markets in the U.S. have been growing steadily with the presence of key players engaged in research and development to increase efficiency and decrease the cost of the components. NextNRG believes the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on Commercial & Industrial properties. It is expected that an additional $98 billion of investment will be required to meet the country’s 2030 sustainability goals. Renewable energy microgrids have proven an effective tool to help customers, expand electrical grid capabilities, gain access to electricity where it is not easily accessible, respond to, and prepare for, natural disasters, and bring down electricity costs. Additionally, renewable energy microgrids are a viable solution for countries who would like to scale their renewable energy production and lessen their dependence on foreign oil supply. Finally, we believe it is necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments.

Revenue Sources

Sale of Electricity

Solar Electricity

NextNRG plans to derive its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance-based incentives. A portion of NextNRG’s power sales revenues is expected to be earned through the sale of energy (based on kilowatt hours) pursuant to the terms of Power Purchase Agreements (PPAs). NextNRG’s PPAs will typically have fixed or floating rates and are expected to be generally invoiced monthly.

Wireless EV Charging

NextNRG will sell energy to its wireless EV charging customers.

NextNRG plans to sell its innovative solutions to property owners, parking facilities, municipalities, and government agencies, as well as charge point operators (CPOs), empowering the growth of sustainable transportation infrastructure.

S-9

NextNRG plans to generate revenue from the deployment of solar and battery storage solutions where applicable to further take advantage of the renewable energy industry. Energy pricing is based on peak/off-peak rates at any given charging location. NextNRG plans to negotiate our own Power Purchase Agreements (PPA) accordingly. NextNRG is also planning to sell energy to electric vehicle owners via wireless EV charging.

SaaS & Licensing

Software as a Service Agreements

NextNRG plans to generate revenue from the sale of its energy management software under SaaS Agreements with utility companies; microgrid companies; and renewable energy generation companies. Additionally, any traditional customers which would like to own their own energy generation systems will have the option of entering a SaaS agreement to purchase rights to the technology.

Hardware Licensing

NextNRG plans to generate licensing revenues from competitors or ancillary business participants who desire to utilize or integrate NextNRG’s intellectual property, hardware, or software solutions within their proprietary product.

Sale of Hardware

NextNRG plans to generate revenues from the sale of hardware, eg. solar panels, battery storage solution equipment, wireless charging pad or bumper and vehicle receiver technology.

Potential Customers

Potential customers of NextNRG include property owners, electrical supply companies, management companies, all levels of government, original equipment manufacturers, tribal land, car manufacturers, EV charging companies, wholesale electricity providers, utilities, and fleet owners.

 Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill Holdings, Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. On February 13, 2025, EzFill Holdings, Inc. was renamed as NextNRG, Inc. The business is headquartered in South Florida.

Our principal executive offices are located at 57 NW 183rd Street, Miami, FL 33169, and our telephone number is 305-791-1169. Our website address is nextnrg.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Nextnrg.com, NextNRG, and other trade names, trademarks, or service marks of NextNRG appearing in this annual report are the property of NextNRG. Trade names, trademarks, and service marks of other companies appearing in this annual report on Form 10-K are the property of their respective holders.

S-10

THE OFFERING

Shares of Common Stock Offered	6,250,000 shares of common stock

Offering Price

Pursuant to the loan agreements we have agreed to pay the full interest due under the loan agreements in the form of shares of common stock on the execution date of the loan agreements. The aggregate interest payment on the loans is $1,350,000 and the aggregate number of shares of common stock that we are offering to the investors as payment for such interest, at a price of $3.00 per share, is 450,000 shares.

In addition, under the addendums to the loan agreements and the pledge and security agreements we agreed to pledge an aggregate amount of 5,800,000 shares of common stock, such that if we default on the loan agreements, we will issue an aggregate amount of 5,800,000 shares of common stock to the investors. Each of the investors will then sell the number of shares needed to be sold in order to cover the outstanding amount of its loan, and will transfer to the Company, for no payment from the Company, all the remaining shares that were not sold by it. If we default on only one loan agreement, only the relevant investor will be entitled to the pledged shares, and in such case we will issue to such investor 2,900,000 shares of common stock.

Shares of Common Stock Outstanding Prior to this Offering	121,423,269 shares of common stock

Shares of Common Stock Outstanding Following this Offering	Up to 127,223,269 shares of common stock, assuming the issuance of 6,250,000 shares and no cancellation of the pledged shares. The actual number of shares outstanding following this offering may be only 121,873,269 if we do not default on the loan agreement and do not need to issue the 5,800,000 share that are being pledged.

Use of Proceeds	The investors are paying for the purchase price of 450,000 shares being offered as payment for the interest on the loans by accepting these shares in lieu of cash payment for the interest. In case of a default on the loans, the investors will receive the 5,800,000 shares that are being offered in case of a default on the loan by forgiving the outstanding loan. As a result, we will not receive any cash proceeds from this offering. The offering of common stock in this offering is pursuant to this prospectus supplement, the accompanying base prospectus and the loan agreement and the pledge and security agreement agreements between us and one investor who is a party thereto. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “NXXT.”

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 121,423,269 shares of our common stock outstanding as of the date of this prospectus supplement, and excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●

12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;

3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share; and

●	Warrants to purchase 250,000 shares of common stock at an exercise price of $3.75.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

S-12

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Ownership of our Common Stock and This Offering

Our stock price is expected to fluctuate significantly.

Our common stock is approved for listing on The Nasdaq Capital Market under the symbol “NXXT” and began trading on September 15, 2021. There can be no assurance that an active trading market for our shares will be sustained. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	geopolitical developments affecting supply and demand for oil and gas and an increase or decrease in the price of fuel;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing companies in the space or new competitors that may emerge;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key management or technology personnel;

●	disputes or other developments related to proprietary rights, including intellectual property, litigation matters, and our ability to obtain patent protection for our technologies;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated to or disproportionate to the operating performance of the Company.

S-13

A significant percentage of the Company’s common stock is held by a small number of shareholders.

Our Chief Executive Officer and Executive Chairman controls approximately 62.1% of our outstanding common stock as of June 13, 2025, and our officers and directors collectively own approximately 74.1% of our outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our common stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We have never paid dividends on our capital stock, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

S-14

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our common stock is currently listed for trading on The Nasdaq Stock Market LLC. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on The Nasdaq Stock Market LLC. If we are unable to achieve and maintain compliance with any of Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

S-15

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming we default on the full amount of the loan, $3,000,000, then after giving effect to the sale by us of 450,000 shares of our common stock at a sale price of $ 3.00 per share and the issuance to the investors of 5,800,000 shares of common stock (and no cancellation of such 5,800,000 shares), and after deducting estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.13 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-20 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, the Chief Executive Officer and Executive Chairman of NextNRG, is the holder (through NextNRG) and the beneficial owner of approximately 62.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

S-16

USE OF PROCEEDS

Pursuant to the loan agreements we have agreed to pay the full interest due under the loan agreements in the form of shares of common stock on the execution date of the loan agreements. The aggregate interest payment on the loans is $1,350,000 and the number of shares of common stock that we are offering to the investors as payment for such interest, at a price of $3.00 per share, is 450,000 shares.

If we default on the loans we will issue to the investors 5,800,000 shares of common stock.

We will not receive any proceeds from the issuance and sale of common stock in this offering.

S-17

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

S-18

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale by us of (i) 450,000 shares of our common stock as payment for $1,350,000 of interest, after deducting estimated offering expenses payable by us, and (ii) 5,800,000 shares of common stock, assuming we default on the full amount of the $3,000,000 loan and the lenders sell the 5,800,000 shares of common stock we pledged to them to satisfy amounts owed under the loan and do not return any such shares to us.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2025 (Unaudited)
	Actual	Pro Forma as adjusted
Cash	$2,116,932	4,966,932
Total liabilities	31,739,251	34,589,251

Stockholders (deficit) equity:

Preferred stock, $0001 par value, 5,000,000 shares authorized, none issued or outstanding Series A, convertible preferred stock, $0001 par value, 513,000 shares designated, 363,000 shares issued and outstanding (actual and pro-forma as adjusted)	36	36
Series B, convertible preferred stock, $0001 par value, 150,000 shares desgnated, 140,000 shares issued and outstanding (actual and pro-forma as adjusted)	14	14
Common stock - $0.0001 par value, 500,000,000 shares authorized 112,240,701 and 106,707,827 shares issued, respectively 112,240,701 and 106,707,827 shares outstanding, respectively	11,224	11,849
Additional paid-in capital	70,923,731	71,373,106
Retained earnings (accumulated deficit)	(76,496,673)	(76,496,673)
Total Stockholders Equity	$(5,712,133)	$(5,262,133)

Total Capitalization	$26,027,118	$29,327,118

The above table and discussion excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●

12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;

3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share; and

●	Warrants to purchase 250,000 shares of common stock at an exercise price of $3.75.
●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);

S-19

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2025 was $ (15,530,378), or $(0.14) per share.

After giving effect to the adjustments described in the “Capitalization” section including the issuance and sale of (i) 450,000 of our shares of our common stock as payment for $1,350,000 of interest and (ii) 5,800,000 shares of common stock, assuming we default on the full amount of the $3,000,000 loan and the lenders sell the 5,800,000 shares of common stock we pledged to them to satisfy amounts owed under the loan and do not return any such shares to us, on an as-adjusted basis assuming 118,490,701 outstanding common shares, consisting of shares outstanding as of March 31, 2025, our net tangible book value as of March 31, 2025 would have been approximately $(15,530,378), or approximately $(0.13) per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $(0.01) per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of March 31, 2025:

Offering price per common stock	$3.00
Net tangible book value per common stock at March 31, 2025	$(0.14)
Increase in net tangible book value per common stock as a result of this offering	$0.01
Net tangible book value per common stock as of March 31, 2025 this offering	$(0.13)
Dilution in net tangible book value per common share to new investors in this offering	$3.13

The above table and discussion excludes the following:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●

12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;

3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share; and

●	Warrants to purchase 250,000 shares of common stock at an exercise price of $3.75.

S-20

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock. For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “NXXT”.

S-21

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement, the accompanying base prospectus and the loan agreement and the pledge and security agreement between us and one investor who is a party thereto, we are offering to the investor 450,000 of our shares of our common stock as payment for $1,350,000 of interest, and 5,800,000 of our shares of our common stock in case we default on the loan agreement.

The shares of common stock are being offered directly to the investor by the Company without a placement agent, underwriter, broker or dealer.

We currently anticipate that the closing of the issuance of the 450,000 shares of common stock that are being offered as a payment for the outstanding interest on the loan will take place on or about June 30, 2025. We will issue the 5,800,000 shares of common stock that have agreed pledge as security for the loans if we default on the loans, immediately after such default.

The transfer agent and registrar for our common stock is ClearTrust, LLC with an address at 16540 Pointe Village Dr, Ste 210, Lutz, FL 33558, Their telephone number is (813) 235-4490.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “NXXT.”

S-22

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Sichenzia Ross Ference Carmel LLP New York, New York. Sichenzia Ross Ference Carmel LLP or certain members or employees of Sichenzia Ross Ference Carmel LLP have been issued common stock of the Company.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www. nextnrg.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

S-23

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the SEC on March 27, 2025.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 21, 2025.

●	Our Current Reports on Form 8-K filed with the SEC on June 24, 2025, June 20, 2025, June 13, 2025, June 11, 2025, May 23, 2025, May 21, 2025, May 16, 2025, May 9, 2025, April 30, 2025, April 10, 2025, April 4, 2025, March 28, 2025, March 27, 2025, March 5, 2025, February 18, 2025, January 23, 2025, January 21, 2025, January 21, 2025, January 10, 2025, January 3, 2025 and January 2, 2025.

●	The description of our Common Stock in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

NextNRG, Inc.

57 NW 183rd St.

Miami, FL 33169

305-791-1169

S-24

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,00,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “EZFL”. On December 20, 2022, the last reported sale price of our common stock was $[__] per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of December 20, 2022, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $5.3 million, based on 26,630,829 shares of outstanding common stock, of which approximately 12,838,123 shares were held by non-affiliates, and a closing sale price of our common stock of $0.41 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2023

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “EzFill Holdings, Inc.,” “EzFill”, the “Company,” “we,” “us,” “our” or similar references to refer to EzFill Holdings, Inc. and our subsidiary.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

ABOUT EZFILL

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. We believe consumers’ and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based mobile fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics with proprietary, backend software which manages customer accounts and mobilizes our fleet of approximately 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth. We deliver fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area. We have begun our expansion in major areas in Florida, including Orlando, Tampa and Jacksonville, with a plan to continue growing strategically in major metropolitan areas in Florida and other states.

We have begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options. Our specialty vertical includes marinas, individual boat owners, construction sites, heavy machinery, generators and reserve tanks. The Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services.

4

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company also issued 186,010 shares to the licensor upon the Company’s IPO. The Company will issue up to 730,752 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any significant revenue from this agreement until at least 2023. Under the Technology Agreement, the Company licenses proprietary technology that it believes will enable the Company to expand its services into certain other markets. To this end, the Company believes this technology will allow it to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

For the year ended December 31, 2021, the Company had a net loss of $9,383,397. At December 31, 2021, the Company had an accumulated deficit of $17,339,396. For the nine months ended September 30, 2022, the Company had a net loss of $11,215,589. At September 30, 2022, the Company had an accumulated deficit of $28,554,985. The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues.

Recent developments

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split ( the “Reverse Stock Split), if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

5

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement. The share amounts set forth in this prospectus have not been adjusted to give effect to a Reverse Stock Split.

On December 21, 2022 (the “Record Date”), the Company obtained written consent from the holders of at least a majority of the issued and outstanding voting securities (the “Shareholders”) of EzFill Holdings, Inc. (the “Company”) approving (i) authorizing the Corporation to amend the Company’s Amended and Restated Certificated Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1 for 5 and not more than 1 for 15 (the “Reverse Stock Split”) with the board having the discretion as to whether or not to effect the Reverse Stock Split and with the exact ratio of any Reverse Stock Split to be set at a whole number within the Reverse Stock Split Range determined by the board of the Company provided that if effected the Reverse Stok Split is effected within one year of the Record Date and (ii) authorizing the Board to amend the Company’s Amended and Restated Certificate of incorporation to (a) decrease the authorized shares of common stock that the Company is authorized to issue from 500,000,000 shares of common stock to 50,000,000 shares of common stock and (b) decrease the authorized shares of preferred stock that the Company is authorized to issue from 50,0000,000 shares of preferred to 5,000,000 shares of preferred stock (the “Authorized Share Decrease”) with the Board having the discretion as to whether or not the Authorized Share Decrease is to be effected, provided that if effected the Authorized Share Decrease is effected within one year this consent. The Reverse Stock Split and Authorized Share Decrease were unanimously approved by our Board of Directors (the “Board”) on December 21, 2022, subject to approval by the Shareholders, which was obtained as described above. The Board has discretion to implement the Reverse Stock Split and Authorized Share Decrease any time prior to December 21, 2023. There cannot be any assurance that the Reverse Stock Split and Authorized Share Decrease will be implemented.

On the Record Date, there were 26,630,829 shares of common stock issued and outstanding and no shares of preferred stock were issued or outstanding. The Reverse Stock Split and Authorized Share Decrease were approved by the holders of 13,766,133 shares of the Company’s issued and outstanding common stock.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus

6

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”. Additionally, we are also subject to the following risk factors.

Our License Agreement with Fuel Butler may be terminated and as such our expansion plans into the state of New York may be delayed

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Technology Agreement”). Under the Technology Agreement, the Company licensed proprietary technology that the Company believes will allow the Company to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. The ongoing issues surrounding the Technology Agreement may delay our expansion into the state of New York. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on May 20, 2022, the “Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5450(a)(1).

On November 17, 2022, the Company received a letter from Nasdaq informing it that although the Company’s common stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until May 15, 2023 to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time before May 15, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The Company will continue to monitor the closing bid price of its Common Stock and will consider its available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement.

7

If the Company fails to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and trading price of the Common Stock, and we cannot assure you that the a Reverse Stock Split will increase our stock price and have the desired effect of increasing the market price of the Common Stock such that the market price of our Common Stock meets Nasdaq’s Minimum Bid Price Requirement.

The Company may effect a reverse stock split (the “Reverse Stock Split”) to regain compliance with the Minimum Bid Price Requirement. The Company’s Board expects that a Reverse Stock Split of the outstanding Common Stock will increase the market price of the Common Stock. However, the Company cannot be certain whether the Reverse Stock Split would lead to a sustained increase in the trading price or the trading market for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced securities;

●	the Reverse Stock Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will be sufficient to satisfy the Minimum Bid Price Requirement and

●	the Reverse Stock Split will increase the trading market for the common Stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of Common Stock available in the public market.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split and this could have an adverse effect on the price of the Common Stock. If the market price of the shares of Common Stock declines subsequent to the effectiveness of the Reverse Stock Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

8

The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

We are dependent on one large customer for a significant portion of our revenue

For the year ended December 31, 2021 and nine months ended September 30, 2022, the Company had one customer that made up 58% and 37% of revenue, respectively. The loss of this customer could have a material negative impact on our future revenues and results.

Loss of a major customer could result in a decrease in our future sales and earnings.

In any given quarter or year, sales of our products may be concentrated in a few major customers. We anticipate that a limited number of customers in any given period may account for a substantial portion of our total net revenue for the foreseeable future. The business risks associated with this concentration, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, could negatively affect our margins and profits. Additionally, the Company generally does not have any long-term agreements with its customers. Customer agreements are generally cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services. The loss of a major customer, whether through competition or consolidation, or a termination in sales to any major customer, could result in a decrease of our future sales and earnings.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF capital stock

Common Stock

We are authorized to issue five hundred million (500,000,000) shares of common stock, par value $.0001 per share. As of October 31, 2022, 26,490,424 shares of our common stock were outstanding and held by stockholders of record.

Voting rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividend rights

Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Rights upon liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

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Other rights

Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL”.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Preferred Stock

We are authorized to issue up to 50 million (50,000,000) shares of preferred stock, par value $.0001 per share, all of which shares of preferred stock will be undesignated

Our board of directors will have the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

We do not have preferred stock outstanding.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws shall require the approval of a majority of the authorized number of directors. Our stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Our shareholders do not have any registration rights.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units

●	a description of provisions for the payment, settlement, transfer or exchange of units

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed Delivery Contracts

If the supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTC Pink or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS, PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS, PLLC experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.Ezfl.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), filed with the SEC on March 9, 2022.

●	Our Quarterly Reports on Form 10-Q for the three months ended September 30, 2022, June 30, 2022, and March 31, 2022 (our “Quarterly Reports”), filed with the SEC.

●	Our Current Reports on Form 8-K filed with the SEC on December 22, 2022, December 15, 2022, November 18, 2022; November 8, 2022; August 12, 2022; June 7, 2022; June 3, 2022; May 20, 2022; May 13, 2022; March 15, 2022; March 3, 2022; February 3, 2022; January 26, 2022; and January 18, 2022.

●	The description of our Common Stock in our Registration Statement on Form S-1/A filed with the Commission on August 20, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

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